EXHIBIT 99.1
R E L E A S E
Tekelec Announces Q1 2006 Results
Morrisville, N.C. July 12, 2006 — Tekelec (NASDAQ: TKLC) today will file with the Securities and Exchange Commission (the “Commission”) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “Q1 2006 Form 10-Q”).
Q1 2006 Results
Revenue for the first quarter of 2006 was $107.5 million, down 23% compared to $138.9 million for the first quarter of 2005. For the first quarter of 2006, the Company had orders of $138.6 million, up 14% compared to $121.5 million for the first quarter of 2005, and a book-to-bill ratio of 1.29. Backlog as of March 31, 2006 was $604.5 million, up 30% compared to backlog of $463.5 million as of March 31, 2005 and up 5% compared to backlog of $573.3 million as of December 31, 2005.
On a GAAP basis, the Company reported a net loss for the first quarter of 2006 of $16.5 million, or $0.25 loss per diluted share, compared to net income of $17.5 million, or $0.24 per diluted share, for the first quarter of 2005. On a non-GAAP basis, the net loss in the first quarter of 2006 was $9.8 million, or $0.15 loss per diluted share, compared to net income of $20.6 million, or $0.28 per diluted share, for the first quarter of 2005. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.
At March 31, 2006, Tekelec’s consolidated cash, cash equivalents and investments totaled $245.3 million, up from $226.3 million at December 31, 2005, and compared to approximately $237 million at June 30, 2006, excluding proceeds from the sale of IEX which closed on July 6, 2006. Deferred revenues were $305.3 million at March 31, 2006, up from $232.0 million at December 31, 2005 and $179.4 million at March 31, 2005.
The operating results for the first quarter of 2006 highlight the variability and volatility of revenues the Company experienced as a result of its change to the residual method of revenue recognition reflected in the Company’s 2005 consolidated financial statements and its restated financial statements and data, which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the ‘2005 Form 10-K’) filed with the Commission on May 30, 2006.
The application of the residual method of revenue recognition in the first quarter of 2006 affected the timing of revenue recognition for certain NSG customer shipments. Although the Company shipped substantially all deliverables under several large orders in the first quarter of 2006, it deferred approximately $21.9 million in revenue relating to these shipments because it did not ship all the products included in the purchase orders. The Company currently expects to deliver the remaining products and related software upgrades called for under these arrangements and record most of the revenue in the second half of 2006, primarily in the fourth quarter. The reversal of previously deferred revenue under the residual method into the first quarter of 2006 was not significant.
The operating results and gross margins for the first quarter of 2006 were adversely impacted by various factors, including lower revenues from our higher margin NSG products and a reduction in SSG gross margins due primarily to pricing pressure in our Alcatel channel and contract mix.
Corporate Office: 5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

With the filing of the Q1 2006 Form 10-Q, the Company has become current with its filings with the Commission, and now believes it has met all the conditions set by a Nasdaq Listing Qualifications Panel for the continued listing of the Company’s Common Stock on the Nasdaq Global Market. The Company also expects to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
Frank Plastina, president and chief executive officer of Tekelec, stated “Due primarily to the continued work on the restatement during the second quarter and our current process of closing the second quarter results, we are not in a position to provide guidance for the full year or the second quarter of 2006. However, we do not believe that the first quarter results reflect a trend in our revenues, gross margins, operating income or earnings per share or are representative of the performance we expect for the second quarter or second half of 2006. In fact, we currently expect an improvement in each of these periods relative to the first quarter of 2006. We currently estimate that revenues from our Telecom business for the full year 2006 will increase on a year-over-year basis compared to Telecom revenues of $486.5 million in 2005.”
Conference Call
Tekelec has scheduled a conference call for Wednesday, July 12, 2006, for senior management to discuss first quarter results. The Company also plans to discuss during this call and to provide on its web site historical non-GAAP numbers for each of the quarters in 2004 and 2005, the full years 2004 and 2005 and the first quarter of 2006 and certain information concerning the Company’s financial results for the first quarter of 2006.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Wednesday, July 12, 2006, at 4:45 p.m. EDT. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 7:45 p.m. on July 12th and for 90 days thereafter.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID # 2313839.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of non-GAAP net income referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Q1 2006 Form 10-Q to be filed today, its 2005 Form 10-K and its other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in its 2005 Form 10-K and other Commission filings, include, among others, the impact on future operating results of changes in revenue recognition described in the 2005 Form 10-K and in prior reports filed with the Commission and the risk that the Company’s financial results for the remainder of 2006 will not meet the Company’s expectations. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec is a high-performance network applications company that is accelerating the transition to IP Multimedia Subsystem (IMS) networks for service providers around the globe. With its experience at the intersection of network applications and session control, Tekelec creates highly efficient platforms for managing media and delivering network solutions. Corporate headquarters are in Morrisville, N.C., in the Research Triangle Park area, with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
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Investor Contacts:
Jim Chiafery
Director of Investor Relations
919-461-6825 office
James.chiafery@tekelec.com

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2006	2005
	(Thousands, except per share data)
Revenues	$107,466	$138,863
Cost of sales:
Cost of goods sold	56,006	42,737
Amortization of purchased technology	1,276	1,485

Total cost of sales	57,282	44,222

Gross profit	50,184	94,641

Operating expenses:
Research and development	36,550	30,429
Selling, general and administrative	41,046	37,873
Restructuring and other (1)	164	257
Amortization of intangible assets	578	879

Total operating expenses	78,338	69,438

Income (loss) from operations	(28,154)	25,203
Other income (expense):
Interest income	1,651	1,264
Interest expense	(922)	(998)
Gain (loss) on investments	1,793	(1,344)
Other, net	(573)	(444)

Total other income (expense), net	1,949	(1,522)

Income (loss) from operations before provision for income taxes and minority interest	(26,205)	23,681
Provision for income taxes (2)	(9,696)	10,988

Income (loss) before minority interest	(16,509)	12,693
Minority interest	—	4,782

Net income (loss)	$(16,509)	$17,475

Earnings (loss) per share:
Basic	$(0.25)	$0.27
Diluted (3)	(0.25)	0.24
Weighted average number of shares outstanding:
Basic	66,833	65,598
Diluted (3)	66,833	74,407

Notes to Unaudited Condensed Consolidated Statements of Operations (in thousands):
(1)	This amount represents restructuring and other costs (e.g., costs associated with duplicate staff during the transition, recruiting fees, etc.) related to our manufacturing, corporate headquarters, and Taqua relocations.

(2)	On October 3, 2005, we acquired the remaining shares of Santera capital stock held by the minority shareholders and on that date, Santera became a wholly owned subsidiary of Tekelec. For all periods presented, the results of Santera are included in the consolidated statements of operations of Tekelec. The consolidated provision for income taxes does not include any benefit from the losses generated by Santera prior to October 3, 2005 due to the following:
•	Prior to October 3, 2005, Santera’s losses could not be included on Tekelec’s consolidated federal tax return because Tekelec’s ownership interest in Santera did not meet the threshold to consolidate under income tax rules and regulations.

•	Prior to October 3, 2005, a full valuation allowance had been established on the income tax benefits generated by Santera as a result of Santera’s historical operating losses.
(3)	For the three months ended March 31, 2005, the calculation of earnings per diluted share includes the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for earnings per diluted share. The weighted average number of shares outstanding for the three months ended March 31, 2005, includes 6,361 shares related to the convertible debt using the “if-converted” method. For the three months ended March 31, 2006, these adjustments were excluded from the calculation of earnings per diluted share as these adjustments were anti-dilutive.

TEKELEC
UNAUDITED NON-GAAP (1) CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2006	2005
	(Thousands, except per share data)
Revenues	$107,466	$138,863
Cost of sales:
Cost of goods sold	54,354	42,131

Gross profit	53,112	96,732

Operating expenses:
Research and development	32,490	30,266
Selling, general and administrative	36,381	37,101

Total operating expenses	68,871	67,367

Income (loss) from operations	(15,759)	29,365
Interest and other income (expense), net	156	(178)

Income (loss) from operations before provision for income taxes and minority interest	(15,603)	29,187
Provision for income taxes (2)	(5,773)	12,283

Income (loss) before minority interest	(9,830)	16,904
Minority interest	—	3,673

Net income (loss)	$(9,830)	$20,577

Earnings (loss) per share:
Basic	$(0.15)	$0.31
Diluted (3)	(0.15)	0.28
Weighted average number of shares outstanding:
Basic	66,833	65,598
Diluted (3)	66,833	74,407

Notes to Unaudited Non-GAAP Consolidated Statements of Operations (in thousands):
(1)	Please refer to the attached reconciliation of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.

(2)	The above Non-GAAP Statements of Operations assume an effective income tax rate of 37% for the three months ended March 31, 2006 and an effective income tax rate of 35% for the three months ended March 31, 2005. For the three months ended March 31, 2005, there were no income tax benefits associated with the losses generated by Santera, resulting in overall effective income tax rate of 42%.

(3)	For the three months ended March 31, 2005, the calculation of earnings per diluted share includes the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for earnings per diluted share. The weighted average number of shares outstanding for the three months ended March 31, 2005 includes 6,361 shares related to the convertible debt using the “if-converted” method. For the three months ended March 31, 2006, these adjustments were excluded from the calculation of earnings per diluted share as these adjustments were anti-dilutive.

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended March 31, 2006
	(Thousands, except per share data)
	GAAP	Adjustments		Non-GAAP
Revenues	$107,466	$—		$107,466
Costs and expenses:
Cost of sales:
Cost of goods sold	56,006	(1,382	)(1)	54,354
		(270	)(2)
Amortization of purchased technology	1,276	(1,276	)(2)	—

Total cost of sales	57,282	(2,928)		54,354

Gross profit	50,184	2,928		53,112
Research and development	36,550	(4,060	)(1)	32,490
Selling, general and administrative	41,046	(4,436	)(1)	36,381
		(229	)(3)
Restructuring and other	164	(164	)(4)	—
Amortization of intangible assets	578	(578	)(2)	—

Total operating expenses	78,338	(9,467)		68,871

Loss from operations	(28,154)	12,395		(15,759)
Interest and other income (expense), net	1,949	(1,793	)(5)	156

Loss before provision for income taxes	(26,205)	10,602		(15,603)
Provision for income taxes	(9,696)	3,923	(6)	(5,773)

Net loss	$(16,509)	$6,679		$(9,830)

Loss per share
Basic	$(0.25)			$(0.15)
Diluted (7)	(0.25)			(0.15)
Earnings per share weighted average number of shares outstanding:
Basic	66,833			66,833
Diluted (7)	66,833			66,833

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock purchase rights granted under our employee stock purchase plans.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Taqua, VocalData, Steleus, iptelorg and Santera.

(3)	The adjustment represents $229,000 in legal expenses incurred to settle the IEX vs. Blue Pumpkin litigation.

(4)	The adjustment represents restructuring and other costs related to our manufacturing, corporate headquarters and Taqua relocations.

(5)	The adjustment represents the gain recognized related to our receipt of 642,610 shares of Lucent that were released from escrow.

(6)	The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate of 37%.

(7)	For the three months ended March 31, 2006, the calculations of non-GAAP earnings per diluted share exclude a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effects of including such amounts are anti-dilutive.

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended March 31, 2005
	(Thousands, except per share data)
	GAAP	Adjustments		Non-GAAP
Revenues	$138,863	$—		$138,863
Costs and expenses:
Cost of sales:
Cost of goods sold	42,737	(3	)(1)	42,131
		(603	)(2)
Amortization of purchased technology	1,485	(1,485	)(2)	—

Total cost of sales	44,222	(2,091)		42,131

Gross profit	94,641	2,091		96,732
Research and development	30,429	(163	)(1)	30,266
Selling, general and administrative	37,873	(772	)(1)	37,101
Restructuring and other	257	(257	)(3)	—
Amortization of intangible assets	879	(879	)(2)	—

Total operating expenses	69,438	(2,071)		67,367

Income from operations	25,203	4,162		29,365
Interest and other income (expense), net	(1,522)	1,344	(4)	(178)

Loss before provision for income taxes	23,681	5,506		29,187
Provision for income taxes	10,988	1,295	(5)	12,283

Income before minority interest	12,693	4,211		16,904
Minority interest	4,782	(1,109	) (6)	3,673

Net income	$17,475	$3,102		$20,577

Loss per share
Basic	$0.27			$0.31
Diluted (7)	0.24			0.28
Earnings per share weighted average number of shares outstanding:
Basic	65,598			65,598
Diluted (7)	74,407			74,407

(1)	The adjustments represent stock-based compensation expense recognized related to awards of in-the-money stock options and awards of restricted stock or restricted stock units.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Taqua, VocalData, Steleus and Santera.

(3)	The adjustment represents restructuring and other costs related to our manufacturing, corporate headquarters and Taqua relocations.

(4)	The adjustment represents a realized loss on the sale of Santera’s holdings of Alcatel shares received in conjunction with warrants exercised in December 2004.

(5)	The adjustments represents the income tax effect of footnotes (1), (2), (3), and (4) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(6)	The adjustment represents the minority interest impact of footnotes (2) and (4).

(7)	For the three months ended March 31, 2005, calculations of earnings per diluted share on both a GAAP and non-GAAP basis include the add-back to net income of $581,000 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for earnings per diluted share. The weighted average number of shares outstanding for the three months ended March 31, 2005 includes 6,361,000 shares related to the convertible debt using the “if-converted” method.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2006	2005
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$40,670	$52,069
Short-term investments, at fair value	204,598	174,260

Total cash, cash equivalents and short-term investments	245,268	226,329

Accounts receivable, net	134,289	122,783
Inventories	60,064	48,347
Deferred income taxes	37,708	27,802
Deferred costs and prepaid commissions	83,916	78,190
Prepaid expenses and other current assets	16,469	15,739

Total current assets	577,714	519,190
Property and equipment, net	41,456	40,794
Investments in privately held companies	7,322	7,322
Deferred income taxes, net	63,636	68,598
Other assets	4,277	6,047
Goodwill	125,526	126,022
Intangible assets, net	55,090	57,214

Total assets	$875,021	$825,187

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$34,417	$33,227
Accrued expenses	39,488	50,649
Accrued payroll and related expenses	18,706	29,391
Short-term notes and current portion of notes payable	43	96
Current portion of deferred revenues	296,639	226,753

Total current liabilities	389,293	340,116
Long-term convertible debt	125,000	125,000
Deferred income taxes	1,638	1,694
Long-term portion of deferred revenues	8,632	5,217

Total liabilities	524,563	472,027

Commitments and Contingencies
Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 67,169,166 and 66,838,310 shares issued and outstanding, respectively	281,980	274,413
Deferred stock-based compensation	—	(5,680)
Retained earnings	69,157	85,666
Accumulated other comprehensive income (loss)	(679)	(1,239)

Total shareholders’ equity	350,458	353,160

Total liabilities and shareholders’ equity	$875,021	$825,187

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2006	2005
	(Thousands)
Cash flows from operating activities:
Net income (loss)	$(16,509)	$17,475
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (gain) on investments	(1,793)	1,344
Minority interest	—	(4,782)
Recoveries of doubtful accounts and returns	(93)	(592)
Depreciation	4,381	4,365
Amortization of intangibles	2,124	2,967
Amortization, other	1,143	876
Deferred income taxes	(5,255)	(114)
Stock-based compensation	9,878	938
Tax benefit related to stock options	—	252
Excess tax benefits from stock-based compensation	(287)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(11,393)	14,103
Inventories	(11,695)	(6,771)
Prepaid expenses and other current assets	(6,776)	(1,379)
Trade accounts payable	1,177	(3,442)
Accrued expenses	(11,213)	6,696
Accrued payroll and related expenses	(10,691)	(3,759)
Deferred revenues	73,264	1,160

Total adjustments	32,771	11,862

Net cash provided by operating activities	16,262	29,337

Cash flows from investing activities:
Proceeds from sales and maturities of investments	137,216	33,490
Purchases of investments	(165,683)	(64,048)
Purchases of property and equipment	(5,041)	(7,648)
Purchase of technology	—	(4,000)
Change in other assets	1,578	(93)

Net cash used in investing activities	(31,930)	(42,299)

Cash flows from financing activities:
Payments on notes payable and capital leases	(53)	(668)
Proceeds from issuance of common stock	3,904	956
Excess tax benefits from stock-based compensation	287	—

Net cash provided by financing activities	4,138	288

Effect of exchange rate changes on cash	131	(469)

Net change in cash and cash equivalents	(11,399)	(13,143)
Cash and cash equivalents at beginning of period	52,069	48,925

Cash and cash equivalents at end of period	$40,670	$35,782